Exhibit 99.2

Omnetics Connector Corporation

Table of Contents

Independent Auditor's Report	1-2
Consolidated Financial Statements
Consolidated Balance Sheet	3
Consolidated Statement of Operations and Comprehensive Income	4
Consolidated Statement of Changes in Stockholders' Equity	5
Consolidated Statement of Cash Flows	6
Notes to the Consolidated Financial Statements	7-15

Independent Auditor's Report

To the Board of Directors and Stockholders

Omnetics Connector Corporation

Minneapolis, Minnesota

Opinion

We have audited the accompanying consolidated financial statements of Omnetics Connector Corporation (the "Company"), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

MN Eden Prairie | Mankato | Minneapolis

BoulayGroup.com (t) 952.893.9320

Independent Auditor's Report

In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Minneapolis, Minnesota October 29, 2026

Omnetics Connector Corporation

Consolidated Balance Sheet

December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$28,736,058
Marketable securities	19,171,084
Trade accounts receivable	13,023,878
Inventories, net	39,786,216
Prepaid assets	960,964
Total current assets	101,678,200
Long-term marketable securities	26,832,766
Property and equipment, net	7,985,796
Deferred income taxes	456,000
Goodwill	1,039,000
Operating lease right-of-use asset	5,409,766
Other assets	88,744
Total Assets	$143,490,272
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$2,053,869
Accrued expenses	7,657,973
Operating lease liability	292,547
Total current liabilities	10,004,389
Long-term portion of operating lease liability	6,260,197
Total liabilities	16,264,586
Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized, 618,831 shares issued and outstanding at December 31, 2025	6,188
Additional paid-in capital	60,433
Retained earnings	124,919,365
Accumulated other comprehensive income	449,513
Total stockholders' equity attributable to Omnetics Connector Corporation	125,435,499
Noncontrolling interest - Omnetics, LLC	1,790,187
Total stockholders' equity	127,225,686
Total Liabilities and Stockholders' Equity	$143,490,272

The accompanying notes are an integral part of these consolidated financial statements.

Omnetics Connector Corporation

Consolidated Statement of Operations and Comprehensive Income

Year Ended December 31, 2025
Net sales	$113,518,473
Cost of products sold	64,588,339
Gross profit	48,930,134
Selling, general and administrative expenses	15,947,527
Operating income	32,982,607
Other income	2,028,874
Income before provision for income taxes	35,011,481
Provision for income taxes	7,535,000
Net income	27,476,481
Less: net income attributable to noncontrolling interest - Omnetics, LLC	4,592,551
Net income attributable to Omnetics Connector Corporation	22,883,930
Other Comprehensive Income:
Unrealized holding gains on marketable securities, net of tax	543,455
Less reclassification of gains on marketable securities included in net income, net of tax	(4,847)
Total other comprehensive income	538,608
Comprehensive income attributable to Omnetics Connector Corporation	$23,422,538

The accompanying notes are an integral part of these consolidated financial statements.

Omnetics Connector Corporation

Consolidated Statement of Changes in Stockholders' Equity

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity - OCC	Noncontrolling Interest – Omnetics, LLC	Total Stockholders' Equity
Balance at December 31, 2024	618,831	$6,188	$60,433	$102,035,435	$(89,095)	$102,012,961	$4,994,907	$107,007,868
Net income	—	—	—	22,883,930	—	22,883,930	4,592,551	27,476,481
Distributions	—	—	—	—	—	—	(7,797,271)	(7,797,271)
Other comprehensive income	—	—	—	—	538,608	538,608	—	538,608
Balance at December 31, 2025	618,831	$6,188	$60,433	$124,919,365	$449,513	$125,435,499	$1,790,187	$127,225,686

The accompanying notes are an integral part of these consolidated financial statements.

Omnetics Connector Corporation

Consolidated Statement of Cash Flows

Year Ended December 31, 2025
Cash Flows from Operating Activities
Net income	$27,476,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,920,909
Deferred income taxes	1,611,826
Realized gain on sale of marketable securities	(6,135)
Non-cash operating lease expense	46,629
Unrealized loss on equity marketable securities	23,269
Changes in operating assets and liabilities:
Trade accounts receivable	(688,703)
Inventories	(2,758,505)
Prepaids and other assets	(219,246)
Trade accounts payable	(397,797)
Accrued expenses	1,720,983
Net cash provided by operating activities	28,729,711
Cash Flows used in Investing Activities
Payments for capital expenditures	(1,494,229)
Proceeds from marketable securities	10,534,873
Purchase of marketable securities	(23,409,070)
Net cash used in investing activities	(14,368,426)
Cash Flows used in Financing Activities
Distributions paid from Omnetics, LLC	(7,797,271)
Net cash used in financing activities	(7,797,271)
Net Increase in Cash and Cash Equivalents	6,564,014
Cash and Cash Equivalents - Beginning of Year	22,172,044
Cash and Cash Equivalents - End of Year	$28,736,058

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Omnetics Connector Corporation Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of Omnetics Connector Corporation and its wholly-owned subsidiaries (the “Company”). The Company’s financials also consolidate Omnetics, LLC, including its wholly-owned subsidiary Omnetics Global Sales, Inc., as variable interest entities as described in Note 11.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Business

The Company designs and manufactures micro-miniature and nano-miniature connectors along with custom cable harnesses for the avionics, aerospace, medical, and other high technology industries.

Accounting Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates and the difference could be material. Significant items subject to such estimates and assumptions include the valuation of inventory, useful lives of property and equipment, and allowance for credit losses. It is at least reasonably possible that these estimates could change in the near term.

Revenue Recognition

The Company determines revenue recognition through the following steps:

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Identification of the contract or contracts with a customer;
•
Identification of the performance obligations in the contract;
•
Determination of the transaction price;
•
Allocation of the transaction price to the performance obligations in the contract; and
•
Recognition of revenue when or as the Company satisfies the performance obligations.

The Company derives its revenues primarily from the sale of products and recognizes revenue at a point in time when control of these products is transferred to customers, and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. Control is generally transferred when the Company has a legal right to payment and usually occurs when products are shipped. Payment for products is usually received shortly after control of the product transfers to the customer. In certain instances, the Company will receive advances from customers. The Company records these advances as customer deposits when the cash is received and recognizes revenue as shipments are made.

The Company records reductions to revenues related to future product returns, allowances, and rebates based on the Company’s expectations and historical experience. Variable consideration is estimated at the most likely amount that is expected to be earned and is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

Sales and other taxes collected from customers that are remitted to governmental authorities are excluded from revenues. The Company has elected to expense the incremental costs incurred to obtain a contract, as the amortization period is less than a year.

The Company applies the practical expedient in ASC 606-10-50-14 and does not disclose the transaction price allocated to unsatisfied performance obligations for contracts with an original expected duration of one year or less.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its accounts primarily at two financial institutions. At times throughout the year, the Company’s cash and cash equivalents balances, which include cash invested in money market funds, may exceed amounts insured by the Federal Deposit Insurance Corporation. At December 31, 2025, cash equivalents were approximately $17,678,000. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Marketable Securities

Marketable securities consist of debt and equity securities. The debt securities are comprised of corporate bonds and fixed income government securities and are considered available-for-sale and are recorded at their estimated fair value. Debt securities unrealized holding gains and losses are recorded as the difference between fair value and the amortized cost at the balance sheet date. The difference between the original cost and maturity value of a debt security is amortized to interest income. The cost of available-for-sale debt securities is determined by the specific identification method for purposes of computing unrealized and realized gains and losses. Unrealized holding gains and losses on available-for-sale debt securities are excluded from earnings and are reported as a separate component of Accumulated other comprehensive income (loss) until realized.

The equity securities are comprised of mutual funds and the Company reports any unrealized and realized gains and losses in other income on the Consolidated Statement of Operations and Comprehensive Income. The cost of equity securities is determined by the specific identification method for purposes of computing unrealized and realized gains and losses.

Marketable securities are classified as short-term or long-term in the Consolidated Balance Sheet based on their contractual maturity date or expectations regarding future sales.

The Company monitors its marketable securities to determine whether a loss exists related to the credit quality of the issuer. If the present value of the cash flows expected to be collected from the security is less than the amortized cost basis of the security, then a credit loss exists and an allowance against the security for credit losses is recorded. The allowance is limited to the amount by which fair value is below amortized cost, recognizing that the investment could be sold at fair value. Credit losses continue to be remeasured in subsequent reporting periods. When developing an estimate of expected credit losses, management considers all relevant information, including historical experience, current conditions, and reasonable forecasts of expected future cash flows. The Company is of the belief that such marketable securities will be collected in all material respects and thus, an allowance is not necessary at December 31, 2025.

Trade Accounts Receivable

Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition, and generally requires no collateral. The Company maintains an allowance for expected credit losses on accounts receivable, which is recorded as an offset to accounts receivable. Changes in the allowance for credit losses are included as a component of Selling, general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Income. The Company assesses credit losses on a collective basis where similar risk characteristics exist. Risk characteristics considered by the Company include customer type, geography, market, credit status, and age of the receivable. Receivables that do not share risk characteristics with other receivables, or where known collectability issues exist, are evaluated on an individual basis. In determining the allowance for credit losses, the Company considers historical loss rates, adjusted for current market conditions, and reasonable and supportable forecasts of future economic conditions, when applicable. Accounts considered to be uncollectible are written off against the allowance for credit losses. The Company’s allowance for credit losses was not material at December 31, 2025.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted average method. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

The Company performs ongoing evaluations of all inventory for potential obsolescence. The evaluation includes analysis of historical sales and purchasing information as well as expected future product demand.

Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred; major improvements and betterments are capitalized.

Depreciation is provided for using the straight-line method over the estimated useful lives as follows for the major classes of assets:

Asset Description Estimated Lives

Building 39 years

Office equipment, furniture and fixtures 5 years

Machinery and equipment 5 years

Leasehold improvements 5-15 years

Long-lived assets, such as property and equipment and operating lease right-of-use ("ROU") assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third party independent appraisals, as considered necessary.

Leases

The Company determines if an arrangement is a lease at inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The right to control the use of an asset includes the right to obtain substantially all of the economic benefits of the underlying asset and the right to direct how and for what purpose the asset is used.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Variable lease payments are recognized as lease expense in the period in which the obligation for those payments is incurred. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when readily determinable. When the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the commencement date to determine the present value of lease payments. The operating lease ROU asset includes deferred rent previously recorded as a liability. The Company’s lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. For lease agreements that contain both lease and non-lease components, the Company generally accounts for each component separately.

Rent expense, including the effects of lease incentives, is recognized on a straight-line basis over the term of the lease.

Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. The Company does not amortize goodwill. Goodwill is tested for impairment at least annually, and more frequently whenever economic events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. No goodwill impairment was recorded in 2025.

Income Taxes

The Company is taxed as a C corporation. As a result, the Company's taxable income is subject to federal and state income taxes at the corporate level. Therefore, a provision and liability for federal and state income taxes has been included in these consolidated financial statements.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of property and equipment, deferred revenue, and certain accrued liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent future tax return consequences of the book to tax differences, which will either be deductible or taxable, when the assets and liabilities are recovered or settled. Deferred taxes are also recognized in the event of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes payable. The Company elected to account for the tax effects of the global intangible low tax income provision as a current period expense. In addition, the Company releases the income tax effects of items recorded in accumulated other comprehensive income (“AOCI”) using the aggregate portfolio approach.

The Company's accounting for uncertainty in income taxes follows the prescribed recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return with either (1) an increase in liability for income taxes or a reduction of an income tax refund receivable and/or (2) a reduction in a deferred tax asset or an increase in a deferred tax liability. On an annual basis, the Company performs a review of its material tax positions in accordance with recognition and measurement standards. Based on the Company's analysis, no significant uncertain tax positions require recognition at December 31, 2025.

The Company files income tax returns in the U.S. federal jurisdiction and in various states. The Company is no longer subject to U.S. federal income tax examinations for years before 2022, with few exceptions, and is no longer subject to state income tax examinations by tax authorities for years before 2021.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to approximately $2,257,000 for the year ended December 31, 2025, and are included within Selling, general and administrative expenses in the Consolidated Statement of Operations and Comprehensive Income.

Variable Interest Entities

Under generally accepted accounting principles, an enterprise is required to consolidate a variable interest entity (“VIE”) in which it holds a variable interest and is the primary beneficiary of the entity. In general, a VIE is a legal entity that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Under the revised accounting rules, an enterprise is the primary beneficiary of a VIE, which is the party that would be required to consolidate the VIE, if it has (1) the power to direct the activities that most significantly impact the VIE's economic performance and (2) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE. If it is a related party group that holds these characteristics rather than a single party, then it is the party within the related party group that is most closely associated with the VIE that is the primary beneficiary.

In determining whether it is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors and judgments, including which activities most significantly impact the VIE's economic performance and which party controls such activities; the amount and characteristics of the Company’s interests in and other involvements with the VIE; the obligation and likelihood for the Company or other investors to provide financial support to the VIE; and the similarity with and significance of the business activities of the VIE to the Company and other parties or investors involved.

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•
Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.
•
Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
•
Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash equivalents, trade accounts receivable, trade accounts payable, and other financial working capital items approximate fair value at December 31, 2025, due to the short maturity nature of these items.

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), to enhance the transparency and decision usefulness of income tax disclosures primarily related to the tax rate reconciliation and income taxes paid information. The amendments in this ASU are effective for annual periods beginning after December 15, 2024. The Company adopted this standard in 2025 on a prospective basis, and updated its income tax note. The adoption of this accounting pronouncement did not have a material impact on the consolidated financial position or results of operations. See “Note 10. Income Taxes” for further information.

2. Concentrations, Risks, and Uncertainties

The Company's customers are predominantly major, well-established corporations that are located worldwide. Foreign sales were approximately 21% of net sales for the year ended December 31, 2025. Foreign customers represented 23% of trade accounts receivable at December 31, 2025.

One customer accounted for approximately 10% of total accounts receivable at December 31, 2025. The Company did not have any sales concentrations for the year ended December 31, 2025.

3. Inventories

Inventories consist of the following:

December 31, 2025
Raw materials	$22,122,210
Work in process	11,885,679
Finished goods	5,778,327
Inventories	$39,786,216

4. Marketable Securities

The amortized cost and fair value of the Company's investments in available-for-sale debt and equity securities at December 31, 2025 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Debt Securities:
Fixed income government securities	$30,561,864	$387,991	$(11,502)	$30,938,353
Corporate bonds	12,289,900	213,764	(20,935)	12,482,729
Total debt securities	42,851,764	601,755	(32,437)	43,421,082
Equity Securities:
Fixed income mutual fund	2,646,819	—	(64,051)	2,582,768
Total equity securities	2,646,819	—	(64,051)	2,582,768
Totals	$45,498,583	$601,755	$(96,488)	$46,003,850

At December 31, 2025, gross unrealized holding gains (losses) related to marketable debt securities totaled approximately $569,000, excluding the impact of taxes. The Company recorded gross realized gains (losses) on the sale of marketable debt securities of approximately $6,000 for the year ended December 31, 2025. Other income in the Consolidated Statement of Operations and Comprehensive Income includes approximately $1,991,000 dividend and interest income for the year ended December 31, 2025.

Unrealized gains (losses) on marketable equity securities are reported in Other income on the Consolidated Statement of Operations and Comprehensive Income and totaled approximately $(23,000) for the year ended December 31, 2025.

The approximate maturities of the Company's marketable securities consist of the following:

December 31, 2025
Fixed income mutual fund
Within one year	$2,582,768
Fixed income government securities
Within one year	15,265,987
One to five years	15,672,366
Corporate bonds
Within one year	1,322,329
One to five years	11,160,400
Totals	$46,003,850

The Company's investment in the fixed income mutual fund does not have a contractual maturity but is shown with current maturities in the table above and in the Consolidated Balance Sheet.

5. Fair Value Measurement

The following table summarizes the Company's financial instruments that were measured at fair value on a recurring basis at December 31, 2025:

		Fair Value Measurement
	Carrying Amount	Level 1	Level 2	Level 3
Fixed income mutual fund	$2,582,768	$2,582,768	$—	$—
Fixed income government securities	30,938,353	—	30,938,353	—
Corporate bonds	12,482,729	—	12,482,729	—
Totals	$46,003,850	$2,582,768	$43,421,082	$—

The mutual fund is valued by using quoted prices in an active market which are considered Level 1 inputs. Fixed income government securities and corporate bonds are valued by using quoted prices for identical or similar assets in a non-active market which are considered Level 2 inputs.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period. There were no transfers into or out of Levels 1, 2, or 3 during the year ended December 31, 2025.

6. Property and Equipment

Property and equipment consists of the following:

December 31, 2025
Land and building	$2,291,175
Office equipment, furniture and fixtures	1,919,237
Machinery and equipment	15,626,225
Leasehold improvements	2,044,989
Deposits on equipment	77,199
Property and equipment, gross	21,958,825
Less: accumulated depreciation	(13,973,029)
Property and equipment, net	$7,985,796

Depreciation expense was $1,920,909 for the year ended December 31, 2025.

7. Goodwill

The Company acquired Metric Tool & Stamping, LLC in 2023 and all of the goodwill relates to this business combination. Goodwill was $1,039,000 at December 31, 2025, and there were no changes in the carrying amount of goodwill during the year ended December 31, 2025.

8. Accrued Expenses

Accrued expenses consist of the following:

December 31, 2025
Accrued compensation, related benefits and taxes	$5,478,045
Accrued commissions	1,092,661
Accrued income taxes	1,066,105
Other accrued expenses	21,162
Accrued expenses	$7,657,973

9. Lease Obligation

The Company has an operating lease agreement for its office and production facility that extends through March 2038. The Company has the option to renew the lease for two consecutive periods of five years each. The Company has not included the renewal options in the calculation. The Company is responsible for costs of insurance, taxes, repairs, and maintenance.

The components of lease expense consist of the following:

Year Ended December 31, 2025
Operating lease expense	$660,000
Variable lease expense	607,000
Total lease expense	$1,267,000

At December 31, 2025, the estimated minimum future lease payments were as follows:

Amount
2026	$651,743
2027	667,827
2028	684,840
2029	702,162
2030	719,484
After 2030	5,778,454
Total lease payments	9,204,510
Less amount representing interest	(2,651,766)
Total lease liabilities	$6,552,744

Supplemental cash flow and other information related to the lease was as follows for the year ended December 31, 2025:

Cash paid for amounts included in the measurement of lease liabilities:	613,000
Weighted average remaining lease term – operating lease (years)	12.25
Weighted average discount rate - operating lease	5.64%

10. Income Taxes

The income tax provision consists of the following components for the year ended December 31, 2025:

Current:
Federal	$4,401,000
State	1,522,000
Total Current Tax Expense	5,923,000
Deferred:
Federal	1,583,000
State	29,000
Total Deferred Tax Expense	1,612,000
Total provision for income taxes	$7,535,000

All pre-tax income is considered domestic for the year ended December 31, 2025.

For the year ended December 31, 2025, the change in deferred taxes within the income tax provision excludes approximately $143,000 of the deferred tax asset related to unrealized gains (losses) on debt investments, which was allocated to Accumulated other comprehensive income.

In connection with becoming a public business entity, the Company presents the rate reconciliation using the specific categories required by ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The reconciliation of taxes at the federal statutory rate to our provision for income taxes for the year ended December 31, 2025 was as follows:

U.S. Federal Statutory Tax Rate	$7,352,000	21.00%
State and Local Income Taxes, Net of Federal Income Tax Effect (1)	1,315,000	3.77%
Effect of Cross-Border Tax Laws
Foreign derived intangible income deduction	(38,000)	(0.11)%
Tax Credit
Research and development tax credits	(97,000)	(0.28)%
Nontaxable or Nondeductible Items
Effect of nontaxable entity	(964,000)	(2.76)%
Other adjustments	5,000	0.01%
Other Adjustments	(38,000)	(0.11)%
Totals	$7,535,000	21.52%
(1)
State taxes in California and Minnesota made up the majority (greater than 50%) of the tax effect in this category.

Cash paid for income taxes, net of refunds, during the year ended December 31, 2025, was as follows:

Federal	$5,000,000
California	769,000
Other	10,000
Total cash paid for income taxes, net of refunds	$5,779,000

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below at December 31, 2025:

Accrued vacation	$343,000
Inventories	679,000
Operating lease liabilities	1,490,000
R&D credit	516,000
Other assets	20,000
Deferred tax assets	3,048,000

Operating lease right of use asset	(1,231,000)
Property, plant, and equipment, net	(1,152,000)
Other liabilities	(209,000)
Deferred tax liabilities	(2,592,000)
Net deferred tax asset	$456,000

At December 31, 2025, the Company had federal and state capital loss carryforwards (tax effected) of approximately $16,000 and federal and state credit carryforwards (tax effected) of approximately $516,000. The federal capital loss carryforward will expire between 2027 and 2029. The state loss and credit carryforwards will expire between 2037 and 2041. Utilization of the Company’s capital loss and tax credit carryforwards may be subject to annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitations could result in the expiration of state net operating loss and tax credit carryforwards before their utilization. The events that may cause ownership changes include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three year period.

In evaluating the Company’s ability to recover its deferred tax assets, the Company considers all available positive and negative evidence, including its operating results, ongoing tax planning, reversal of existing temporary differences, and forecasts of future taxable income. A valuation allowance is required to be established unless management determines it is more likely than not that the Company will ultimately utilize the tax benefit associated with a deferred tax asset. At December 31, 2025, no deferred tax asset valuation allowance was considered necessary, as the Company has determined it is more likely than not that the deferred assets will be realized in future periods.

The Company remains subject to IRS examination for the 2022 through 2024 tax years. Additionally, the Company files multiple state and local income tax returns and remains subject to examination in various jurisdictions for the 2021 through 2024 tax years. The California income tax examinations for tax years 2019 and 2020 have been concluded, while the examinations for tax years 2022 and 2023 remain ongoing. The Company does not currently anticipate material additional tax liabilities related to these open examinations. At December 31, 2025, the Company did not have any unrecognized tax benefit.

On July 4, 2025, the President signed H.R. 1, the “One Big Beautiful Bill Act,” into law. The legislation includes several changes to federal tax law that generally allow for more favorable deductibility of certain business expenses beginning in 2025, including the restoration of immediate expensing of domestic research and development expenditures, reinstatement of 100% bonus depreciation, and more favorable rules for determining the limitation on business interest expense. These changes, primarily timing differences with no net impact, were incorporated in the income tax provision for the year ended December 31, 2025.

11. Variable Interest Entities

Omnetics Connector Corporation holds a variable interest in, and is the primary beneficiary of, Omnetics, LLC and its wholly-owned subsidiary, Omnetics Global Sales, Inc (the “Omnetics VIE”). This determination was primarily due to common ownership, the Company's shareholders and the members of Omnetics, LLC are the same, and the economic purpose of the Omnetics VIE. The Omnetics VIE was created to obtain tax benefits for the Company’s sales outside of the United States of America. All operating activities of the Omnetics VIE are consolidated into the financial statements of the Company and the equity interests of the Omnetics VIE not owned by the Company are presented as noncontrolling interest.

During 2025, the Company's significant transactions with the Omnetics VIE included recording commission expense totaling approximately $4,583,000.

The Company does not have any explicit liquidity arrangements or obligations to provide financial support to the Omnetics VIE beyond the commission arrangement described above. Except for the assets presented in the balance sheet below, which can be used only to settle the obligations of Omnetics VIE, the consolidated assets of the Company are not restricted for this purpose.

The balance sheet of the Omnetics VIE, before eliminations, was as follows:

December 31, 2025
Assets

Cash	$4,080
Receivable from Omnetics Connector Corporation	1,792,721
Total assets	1,796,801
Liabilities and Members' Equity
Members' equity	1,796,801
Total liabilities and members' equity	$1,796,801

12. Employee Benefit Plans

The Company has established the Omnetics Connector Corporation 401(k) profit sharing plan for employees who have attained certain age and service requirements. The Plan is a defined contribution profit sharing plan with a 401(k) salary deferral provision. Eligible employees may elect to defer up to 100% of compensation not to exceed IRS limitations.

The Company may make discretionary profit sharing and/or safe harbor nonelective contributions. The Company made safe harbor nonelective contributions of approximately $1,052,000 for the year ended December 31, 2025. The Company also made a discretionary profit sharing contribution of approximately $400,000 for the year ended December 31, 2025.

13. Subsequent Events

On May 29, 2026, Omnetics Connector Corporation entered into an Agreement and Plan of Merger with Arxis, Inc. (the “Omnetics Merger”). The Omnetics Merger closed on August 17, 2026, with Arxis acquiring 100% of the outstanding equity of Omnetics. Preliminary purchase consideration of $777,074,416 was paid to the Company’s shareholders primarily in the form of shares of Arxis, Inc.’s Class A common stock. The consideration transferred is subject to customary closing adjustments.

The Company has evaluated subsequent events through October 29, 2026, the date the consolidated financial statements were available to be issued.